EXHIBIT (a)(1)(S)

                         NOTICE OF CONDITIONAL EXERCISE

                      OF OPTIONS TO PURCHASE COMMON STOCK,

                            PAR VALUE $.01 PER SHARE,

                                       OF

                               VIRBAC CORPORATION

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     BEFORE COMPLETING THE REVISED (PEACH) OR THE ORIGINAL (WHITE) NOTICE,
        PLEASE READ THE INSTRUCTIONS FOR CONDITIONAL EXERCISE CIRCULATED
      PREVIOUSLY CAREFULLY. DO NOT SEND ANY MONEY WITH THE REVISED (PEACH)
         OR THE ORIGINAL (WHITE) NOTICE. ANY PAYMENT IN RESPECT OF YOUR
           CONDITIONAL EXERCISE OF YOUR ELIGIBLE OPTIONS WILL BE MADE
                    NET OF THE EXERCISE PRICE OF THE OPTIONS
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SEND THE COMPLETED REVISED (PEACH) OR THE ORIGINAL (WHITE) NOTICE OF CONDITIONAL
 EXERCISE TO JEAN NELSON, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND
        SECRETARY OF VIRBAC CORPORATION BY ONE OF THE FOLLOWING METHODS:
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        BY MAIL:        BY FACSIMILE TRANSMISSION: BY HAND OR OVERNIGHT COURIER:

      Jean Nelson               Jean Nelson                Jean Nelson
   Virbac Corporation       Virbac Corporation          Virbac Corporation
 3200 Meacham Boulevard       (817) 831-8362          3200 Meacham Boulevard
Fort Worth, Texas 76137      For Confirmation:        Fort Worth, Texas 76137
                              (817) 831-5030
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  DELIVERY OF THE NOTICE OF CONDITIONAL EXERCISE TO A PERSON OTHER THAN VIRBAC
     CORPORATION IN THE MANNER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID
                     CONDITIONAL EXERCISE OF YOUR OPTIONS.

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        DO NOT USE THE REVISED (PEACH) OR THE ORIGINAL (WHITE) NOTICE OF
       CONDITIONAL EXERCISE TO TENDER SHARES OF VIRBAC CORPORATION COMMON
       STOCK THAT YOU HOLD DIRECTLY OR THROUGH A BROKER. TENDERS OF SHARES
         OF COMMON STOCK HELD DIRECTLY OR THROUGH A BROKERAGE FIRM MUST
        BE TENDERED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THE
         OFFER TO PURCHASE AND THE REVISED (GOLD) LETTER OF TRANSMITTAL.
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

Name____________________________________________________________________________
                                 (Please Print)

Address_________________________________________________________________________
                               (Zip or Post Code)

To the Chief Financial Officer and Secretary of Virbac Corporation:

     1. I hereby conditionally exercise my options issued under the Virbac Corporation 1996 Incentive Stock Plan (the "Virbac Incentive Plan"), entitling me to purchase common stock, par value $.01 per share, of Virbac Corporation, a Delaware corporation (the "Company"), with respect to the number of shares of common stock set forth herein (the "Option Shares") and agree to all of the terms and conditions set out in the Instructions for Conditional Exercise of Options to Purchase Common Stock of Virbac Corporation (the "Instructions") dated August 18, 2006, PROVIDED, HOWEVER, that (a) notwithstanding any other provision set forth herein, this revised (peach) or the original (white) Notice of Conditional Exercise is limited to and shall be effective only with respect to options under the Virbac Incentive Plan ("Eligible Options") having exercise prices of less than $5.75 per share (the "Amended Offer Price"), PROVIDED FURTHER, HOWEVER, that (b) if the Amended Offer Price is increased and I have elected in the revised (peach) or the original (white) Notice of Conditional Exercise to exercise of all my Eligible Options, the revised (peach) or the original (white) Notice of Conditional Exercise shall be effective with respect to all options under the Virbac Incentive Plan having exercise prices less than the Amended Offer Price, as so increased.

     My exercise of Eligible Options hereunder is subject to the conditions that the Purchaser named in the Instructions shall accept "Shares" tendered for purchase in the "Offer" and that the "Merger" (as such terms are defined in the Instructions) shall occur. I acknowledge and agree that if such conditions are satisfied, the exercise of my Eligible Options shall be effective immediately following the effectiveness of the Merger and, in lieu of the Company issuing Option Shares, I and the other holders who conditionally exercise Eligible Options will receive an amount equal to the excess of the Amended Offer Price over the per share exercise price (the "Net Option Payment Per Share"), less any required withholding taxes, for each Option Share that would be issuable upon exercise of such options if the Offer and the Merger had not occurred. Except as contemplated by clause (b) of the preceding paragraph, none of the options being conditionally exercised has an exercise price of $5.75 or greater.

     I acknowledge that if the Purchaser shall accept Shares tendered for payment pursuant to the Amended Offer and the Merger occurs, the Eligible Options set forth herein will have been unconditionally and irrevocably exercised, and I irrevocably authorize and appoint designees of the Purchaser as attorneys for and on behalf of the holder, each with full power of substitution, to execute and deliver all additional documents deemed by the Purchaser or the Depositary to be necessary or desirable to complete the exercise of my Eligible Options under this Notice of Conditional Exercise. I further acknowledge that if Purchaser accepts Shares tendered in the Amended Offer for purchase and the Merger occurs, any options I hold to purchase common stock of the Company not conditionally exercised will remain outstanding, subject to exercise and forfeiture in accordance with the terms of the Virbac Incentive Plan, PROVIDED, HOWEVER, that such options will no longer be exercisable to purchase common stock of the Company but will be exercisable to receive the Net Option Payment Per Share.

     2. I hereby elect as follows with respect to my options:

     CHOOSE ONLY ONE OF THE ALTERNATIVES SET FORTH BELOW. IF NO CHOICE IS INDICATED BELOW, YOU WILL BE DEEMED TO HAVE ELECTED TO EXERCISE ALL OF YOUR EXERCISABLE VIRBAC OPTIONS HAVING AN EXERCISE PRICE OF LESS THAN $5.75 PER SHARE.

     [ ] I wish to conditionally exercise ALL of my Eligible Options that have an exercise price of less than $5.75 per common share and receive the Net Option Payment Per Share (less any withholding taxes) for the underlying Option Shares. I understand that if the Amended Offer Price is increased to an amount greater than $5.75 per share, my conditional exercise of my options will be effective with respect to ALL of my options that have an exercise price less than the Offer Price, as so increased.

     [ ] I wish to conditionally exercise LESS THAN ALL of my exercisable Eligible Options that have an exercise price of less than $5.75 per common share and receive the Net Option Payment Per Share (less any withholding taxes) for the underlying Option Shares in accordance with the following instructions (attach additional page(s) if needed):

          (i) Grant dated __________, exercise price per share of $ ____ ; being conditionally exercised as to __________ shares.

          (ii) Grant dated __________, exercise price per share of $ ____ ; being conditionally exercised as to __________ shares.

          (iii) Grant dated __________, exercise price per share of $ ____ ; being conditionally exercised as to __________ shares.

          TOTAL ELIGIBLE OPTIONS EXERCISED: ____________________

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             SIGN HERE AND ALSO COMPLETE SUBSTITUTE FORM W-9 BELOW:

X ____________________________________    X_____________________________________
                   (SIGNATURE(S) OF VIRBAC OPTION HOLDER(S))

______________________________________    ______________________________________
                            (NAME(S) - PLEASE PRINT)

Date:__________________, 2006

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

               (PLEASE PRINT OR TYPE ADDRESS, INCLUDING ZIP CODE)


_______________________________  _______________________________________________
Area Code and Telephone Number   Taxpayer Identification or Social Security No.

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

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                   PAYOR'S NAME: MELLON INVESTOR SERVICES LLC
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SUBSTITUTE FORM W-9           NAME:_____________________     Individual    [ ]

DEPARTMENT OF THE             ADDRESS:                       Partnership   [ ]
TREASURY                      __________________________
                                                             Corporation   [ ]
REQUEST FOR TAXPAYER          __________________________
IDENTIFICATION NUMBER                                        Other
(TIN) AND CERTIFICATION       __________________________     (Specify)     [ ]


Part I.  PLEASE PROVIDE YOUR TAXPAYER IDENTIFI-      SSN_______________________
         CATION NUMBER IN THE SPACE AT RIGHT AND
         CERTIFY BY SIGNING AND DATING BELOW. IF     or
         AWAITING TIN, WRITE "APPLIED FOR"
                                                     TIN_______________________
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Part II. FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING. SEE THE ENCLOSED "GUIDELINES
         FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON FORM W-9."

CERTIFICATION -- UNDER PENALTIES OF PERJURY, I CERTIFY THAT:

(1) THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME);

(2) I AM NOT SUBJECT TO BACKUP WITHHOLDING EITHER BECAUSE: (A) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (THE "IRS") THAT I AM SUBJECT TO BACKUP
         WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING; AND

(3)      ANY  OTHER  INFORMATION  PROVIDED  ON THIS  FORM IS TRUE,  CORRECT  AND
         COMPLETE.

CERTIFICATION INSTRUCTIONS -- You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2).

___________________________________
Signature

___________________________________
Name (Please Print)

Date: ______________, 2006

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